Exhibit 5.2

May 17, 2022

LiqTech International, Inc.
c/o LitTech North America, Inc.

1804 Buerkle Road
White Bear Lake, MN 55110

Ladies and Gentlemen:

We have acted as counsel to LiqTech International, Inc., a Nevada corporation (the “Company”) in connection with the issuance and sale by the Company of 15,635,850 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 30,425,000 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Shares and the Pre-Funded Warrants, the “Securities”) pursuant to the Underwriting Agreement, dated May 12, 2022 (the “Underwriting Agreement”), by and among the Company and Lake Street Capital Markets, LLC, as representative of the several underwriters (the “Underwriters”).

In connection with the offering and sale of the Securities, the Company has prepared and filed (a) the registration statement on Form S-3 (File No. 333-262604) (the “Registration Statement”), as amended, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “1933 Act”) and effective as of May 12, 2022, (b) the prospectus dated May 12, 2022, contained in the Registration Statement (the “Base Prospectus”) and (c) the prospectus supplement dated May 12, 2022, filed by the Company with the Commission pursuant to Rule 424(b)(5) of the 1933 Act (the “Prospectus Supplement” and together with the Base Prospectus the “Prospectus”).

You have requested our opinion as to the matters set forth below in connection with the Prospectus Supplement. For purposes of rendering that opinion, we have examined: (i) the Prospectus Supplement; (ii) the Registration Statement; (iii) the Company’s Articles of Incorporation, as amended; (iv) the Company’s Bylaws; (v) the corporate actions of the Company’s Board of Directors relating to the approval of the Securities; and (vi) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (i) through (vi) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that (2) the Pre-Funded Warrants will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto, and (4) the Underwriting Agreement constitutes the valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms.

Our opinion set forth below is limited to the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that the Pre-Funded Warrants, when issued and sold in accordance with the Underwriting Agreement and in the manner contemplated by the Registration Statement and the Prospectus Supplement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

K&L GATES LLP

Southeast Financial Center	200 South Biscayne Boulevard	Suite 3900	Miami	FL 33131

Telephone: +1 305 539 3300
Facsimile: +1 305 358 7095

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on May 17, 2022 and to the incorporation by reference of this opinion in Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP